UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2006

TEPPCO Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-10403	76-0291058
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1100 Louisiana
P.O. Box 2521
Houston, Texas 77252-2521
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (713) 759-3636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On June 28, 2006, TEPPCO Partners, L.P. (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Lehman Brothers Inc., UBS Securities LLC (“UBS”), A.G. Edwards & Sons, Inc., Wachovia Capital Markets, LLC (“Wachovia”), Raymond James & Associates, Inc., RBC Capital Markets Corporation, Sanders Morris Harris Inc. and KeyBanc Capital Markets, a division of McDonald Investments Inc. (collectively, the “Underwriters”) covering the issue and sale by the Partnership of up to 5,750,000 units representing limited partner interests in the Partnership (the “Units”), including up to 750,000 Units issuable upon exercise of the Underwriters’ option to purchase additional Units. The Units have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-110207) of the Partnership, as supplemented by the Prospectus Supplement dated June 28, 2006 relating to the Units, filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 424(b) of the Securities Act. Closing of the issuance and sale of the Units is scheduled for July 5, 2006.

The Underwriting Agreement provides that the obligations of the Underwriters to purchase the Units are subject to approval of legal matters by counsel and to other conditions. The Underwriters are obligated to purchase all the Units (other than those covered by the Underwriters’ option to purchase additional Units) if they purchase any of the Units. The Partnership has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Partnership intends to use the net proceeds from the offering, including any exercise of the Underwriters’ option to purchase additional Units, to reduce borrowings outstanding under its revolving credit facility. Affiliates of UBS and Wachovia are lenders under the revolving credit facility and, accordingly, will receive a portion of the proceeds of the offering. In addition, the Audit and Conflicts Committee of the Partnership’s general partner has engaged UBS to provide advisory services in connection with the committee’s review of a proposal to issue units in the Partnership to its general partner as consideration for reducing the general partner’s maximum percentage interest in the Partnership’s quarterly distributions from 50% to 25%, as more fully described in the Partnership’s preliminary proxy statement on Schedule 14A, filed with the Commission on June 26, 2006. The Partnership has paid UBS compensation for such services and may pay additional compensation for such services. The Underwriters have performed other investment banking and advisory services for the Partnership from time to time for which they received customary fees and expenses and may, from time to time, engage in transactions with and perform services for the Partnership in the ordinary course of their business.

The summary of the Underwriting Agreement in this report does not purport to be complete and is qualified by reference to such agreement, which is filed as an exhibit hereto. The Underwriting Agreement contains representations, warranties and other provisions that were made or agreed to, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them. Accordingly, the Underwriting Agreement should not be relied upon as constituting a description of the state of affairs of any of the parties thereto or their affiliates at the time it was entered into or otherwise.

Item 9.01                                             Financial Statements and Exhibits.

(d) Exhibits. The exhibits set forth below are filed herewith, except for exhibit 99, which is furnished herewith.

1     Underwriting Agreement dated June 28, 2006 by and among the Partnership and the Underwriters

5     Opinion of Baker Botts L.L.P.

8     Opinion of Baker Botts L.L.P. relating to tax matters

23   Consents of Baker Botts L.L.P. (included in exhibits 5 and 8)

99   Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEPPCO PARTNERS, L.P.

	By:	Texas Eastern Products Pipeline Company, LLC,
its general partner

Date: June 30, 2006	By:	/s/ WILLIAM G. MANIAS
William G. Manias
Vice President and Chief Financial Officer